UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

86-10-6569-3988

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	PME	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2019, Pingtan Marine Enterprise Ltd. (the “Company”) announced the resignation of Roy Yu as the Chief Financial Officer of the Company effective as of December 5, 2019. Mr. Yu’s resignation did not result from any disagreement with the Company regarding any of the Company’s practices, policies or otherwise.

The Company also announced that LiMing Yung (Michael), the Senior Vice President of the Company, has been appointed as Chief Financial Officer of the Company effective as of December 5, 2019.

Mr. Yung, 55, has served as Pingtan’s Senior Vice President since 2015. Before joining Pingtan, Mr. Yung served as Managing Director of Terra Nova Natural Resources from 2008 to 2013. He also previously served as Senior Vice President of UBS Paine Webber and as Vice President of Citicorp Investment. Mr. Yung holds a bachelor’s degree in finance from the New York Institute of Technology.

Mr. Yung entered into an employment contract with the Company effective December 5, 2019 (the “Agreement”). Pursuant to the Agreement, Mr. Yung will receive annual compensation equal to $180,000 plus an annual bonus of $20,000. During the course of Mr. Yung’s employment, the Company will reimburse him for any reasonable and necessary fees (travel expenses, accommodation expenses, hospitality expenses and other actual expenses) incurred by him during the fulfillment of his duties under the Agreement upon the production of relevant receipts and/or valid documentation of expenditure.

During the probation period, a period of one month from the effective date, the Agreement may be terminated by either party without prior notice. Thereafter, Mr. Yung’s employment can be terminated with two month’s advance written notice by either party. During the term of his employment, Mr. Yung may not engage in any other employment or business without the prior written consent of the Company or engage in any business which is in competition with the business of the Company.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filled as Exhibit 10.1 to this report and is incorporated herein by reference.

There are no family relationships between Mr. Yung and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Mr. Yung was not selected as the Company’s Chief Financial Officer pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Yung and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding the transition of the Chief Financial Officer is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

10.1	Employment Contract between Pingtan Marine Enterprise Ltd. and LiMing Yung, dated December 5, 2019.
99.1	Press Release of Pingtan Marine Enterprise Ltd., dated December 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pingtan Marine Enterprise Ltd.

Date: December 5, 2019	By:	/s/ Xinrong Zhuo
	Name:	Xinrong Zhuo
	Title:	Chief Executive Officer

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